UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 13, 2018

IMMUNE DESIGN CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-36561	26-2007174
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1616 Eastlake Ave. E., Suite 310 Seattle, Washington	98102
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (206) 682-0645

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 13, 2018, Immune Design Corp. (the “Company”) held its 2018 annual meeting of stockholders (the “Annual Meeting”). The final results for each of the proposals submitted to a vote of the Company’s stockholders at the Annual Meeting are set forth below. The proposals set forth below are described in detail in the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 26, 2018.

Proposal 1: The Company’s stockholders elected the Board’s two nominees as Class I directors to serve on the Board, with Ed Penhoet, Ph.D. to serve as Chairman of the Board, until the 2021 annual meeting of stockholders, or until their successors are duly elected and qualified, by the votes set forth in the table below:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Ed Penhoet, Ph.D.	32,109,434	2,727,786	10,450,333
David Baltimore, Ph.D.	32,107,691	2,729,529	10,450,333

Proposal 2: The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 by the votes set forth in the table below:

Votes For	Votes Against	Abstain
44,967,821	296,242	23,490

Proposal 3: The Company’s stockholders approved the stock option exchange program by the votes set forth in the table below:

Votes For	Votes Against	Abstain	Broker Non-Votes
26,328,685	8,094,988	413,547	10,450,333

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNE DESIGN CORP.

By:    /s/ Carlos Paya, M.D., Ph.D.
Carlos Paya, M.D., Ph.D.
President and Chief Executive Officer

Dated: June 15, 2018